UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 10, 2009

Commission file number 001-33927

ATLAS ACQUISITION HOLDINGS CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	26-0852483
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

c/o Hauslein & Company, Inc. 11450 SE Dixie Highway, Ste 106 Hobe Sound, Florida	33455
(Address of Principal Executive Offices)	(Zip Code)

(772) 545-9042

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01	Entry into a Material Definitive Agreement

Item 3.02	Unregistered Sales of Equity Securities

Item 8.01	Other Events

Item 9.01	Financial Statements and Exhibits

EXHIBIT INDEX

EX-10.1	Agreement and Plan of Merger

EX-99.1	Joint Press Release

EX-99.2	Form of Transaction Presentation

INFORMATION TO BE INCLUDED IN THE REPORT

COMMENCING SHORTLY AFTER THE FILING OF THIS REPORT, KOOSHAREM CORPORATION DOING BUSINESS AS SELECT STAFFING (“SELECT STAFFING”) AND ATLAS ACQUISITION HOLDINGS CORP. (“ATLAS”) ARE HOLDING PRESENTATIONS FOR CERTAIN STOCKHOLDERS OF ATLAS, AS WELL AS OTHER PERSONS WHO MIGHT BE INTERESTED IN INVESTING IN ATLAS’S SECURITIES, REGARDING ATLAS’S PROPOSED BUSINESS COMBINATION (THE “MERGER”) WITH SELECT STAFFING, AS DESCRIBED IN THIS CURRENT REPORT ON FORM 8-K. CERTAIN INFORMATION CONTAINED IN THIS CURRENT REPORT ON FORM 8-K AND THE EXHIBITS HERETO MAY BE DISTRIBUTED TO PARTICIPANTS AT SUCH PRESENTATIONS.

ATLAS HAS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) A PRELIMINARY PROXY STATEMENT IN CONNECTION WITH THE PROPOSED MERGER AND INTENDS TO MAIL A DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS TO ATLAS STOCKHOLDERS. STOCKHOLDERS OF ATLAS AND OTHER INTERESTED PERSONS ARE ADVISED TO READ, WHEN AVAILABLE, ATLAS’S PRELIMINARY PROXY MATERIALS, AND AMENDMENTS THERETO, AND DEFINITIVE PROXY STATEMENT IN CONNECTION WITH ATLAS’S SOLICITATION OF PROXIES FOR THE SPECIAL MEETING TO BE HELD TO APPROVE THE PROPOSED MERGER BECAUSE THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT SELECT STAFFING, ATLAS AND THE PROPOSED MERGER. THE DEFINITIVE PROXY STATEMENT WILL BE MAILED TO STOCKHOLDERS AS OF A RECORD DATE TO BE ESTABLISHED FOR VOTING ON THE PROPOSED MERGER. STOCKHOLDERS WILL ALSO BE ABLE TO OBTAIN A COPY OF THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS, WITHOUT CHARGE, ONCE AVAILABLE, AT THE SEC’S INTERNET SITE AT http://www.sec.gov OR BY DIRECTING A REQUEST TO: ATLAS ACQUISITION HOLDINGS CORP., c/o HAUSLEIN & COMPANY, INC., 11450 SE DIXIE HIGHWAY, STE 106, HOBE SOUND, FLORIDA 33455, TELEPHONE (772) 545-9042.

ATLAS AND ITS DIRECTORS AND CHIEF EXECUTIVE OFFICER MAY BE DEEMED PARTICIPANTS IN THE SOLICITATION OF PROXIES FROM ATLAS’S STOCKHOLDERS. A LIST OF THE NAMES OF THOSE DIRECTORS AND THE CHIEF EXECUTIVE OFFICER AND DESCRIPTIONS OF THEIR INTERESTS IN ATLAS IS CONTAINED IN ATLAS’S PROSPECTUS DATED JANUARY 7, 2008, WHICH IS FILED WITH THE SEC, AND WILL ALSO BE CONTAINED IN ATLAS’S PROXY STATEMENT WHEN IT BECOMES AVAILABLE. ATLAS’S STOCKHOLDERS MAY OBTAIN ADDITIONAL INFORMATION ABOUT THE INTERESTS OF ITS DIRECTORS AND CHIEF EXECUTIVE OFFICER IN THE PROPOSED MERGER BY READING ATLAS’S PROXY STATEMENT WHEN IT BECOMES AVAILABLE.

CERTAIN FINANCIAL INFORMATION AND DATA OF SELECT STAFFING CONTAINED IN THIS CURRENT REPORT ON FORM 8-K AND THE EXHIBITS HERETO IS UNAUDITED AND PREPARED BY SELECT STAFFING AS A PRIVATE COMPANY, AND MAY NOT CONFORM TO SEC REGULATION S-X. ACCORDINGLY, SUCH INFORMATION AND DATA MAY BE ADJUSTED AND PRESENTED DIFFERENTLY IN ATLAS’S PROXY STATEMENT TO SOLICIT STOCKHOLDER APPROVAL OF THE PROPOSED MERGER.

NOTHING IN THIS CURRENT REPORT ON FORM 8-K OR THE EXHIBITS HERETO SHOULD BE CONSTRUED AS, OR IS INTENDED TO BE, A SOLICITATION FOR OR AN OFFER TO PROVIDE INVESTMENT ADVISORY SERVICES.

CERTAIN STATEMENTS MADE IN THIS REPORT CONSTITUTE FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS INCLUDE STATEMENTS PRECEDED BY, FOLLOWED BY, OR THAT INCLUDE THE WORDS “MAY,” “COULD,” “WOULD,” “SHOULD,” “BELIEVE,” “EXPECT,” “ANTICIPATE,” “PLAN,” “ESTIMATE,” “TARGET,” “PROJECT,” “POTENTIAL,” “INTEND” OR SIMILAR EXPRESSIONS. THESE STATEMENTS INCLUDE, AMONG OTHERS, STATEMENTS REGARDING ATLAS’S EXPECTATIONS REGARDING THE BUSINESS COMBINATION WITH SELECT STAFFING, SELECT STAFFING’S EXPECTED BUSINESS OUTLOOK, PROJECTED FINANCIAL AND OPERATING RESULTS, BUSINESS STRATEGY AND MEANS TO IMPLEMENT THE STRATEGY, THE AMOUNT AND TIMING OF CAPITAL EXPENDITURES, THE LIKELIHOOD OF ATLAS’S SUCCESS IN BUILDING ITS BUSINESS AFTER THE MERGER, FINANCING PLANS, BUDGETS, WORKING CAPITAL NEEDS AND SOURCES OF LIQUIDITY. ATLAS AND SELECT STAFFING BELIEVE IT IS IMPORTANT TO COMMUNICATE THEIR EXPECTATIONS TO THEIR STOCKHOLDERS. HOWEVER, THERE MAY BE EVENTS IN THE FUTURE THAT THEY ARE NOT ABLE TO PREDICT ACCURATELY OR OVER WHICH THEY HAVE NO CONTROL. FORWARD-LOOKING STATEMENTS, ESTIMATES AND PROJECTIONS ARE BASED ON MANAGEMENT’S BELIEFS AND ASSUMPTIONS, ARE NOT GUARANTEES OF PERFORMANCE, AND MAY PROVE TO BE INACCURATE. FORWARD-LOOKING STATEMENTS ALSO INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN ANY FORWARD LOOKING STATEMENT AND WHICH MAY HAVE A MATERIAL ADVERSE EFFECT ON SELECT STAFFING’S AND ATLAS’S BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND LIQUIDITY. A NUMBER OF RISK FACTORS COULD CAUSE ACTUAL RESULTS OR EVENTS TO DIFFER MATERIALLY FROM THOSE INDICATED BY FORWARD-LOOKING STATEMENTS. SHOULD A RISK FACTOR OR UNCERTAINTY MATERIALIZE, OR SHOULD ANY OF THE UNDERLYING ASSUMPTIONS PROVE INCORRECT, ACTUAL RESULTS MAY VARY IN MATERIAL RESPECTS FROM THOSE EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. YOU SHOULD NOT PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS. NEITHER ATLAS NOR SELECT STAFFING UNDERTAKES ANY OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE OF THIS REPORT, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE, EXCEPT AS MAY BE REQUIRED UNDER APPLICABLE SECURITIES LAWS.

Item 1.01.	Entry into a Material Definitive Agreement.

General

On December 10, 2009, Atlas Acquisition Holdings Corp. (“Atlas”) entered into an agreement and plan of merger providing for a business combination (the “Merger”) with Koosharem Corporation, doing business as Select Staffing (“Select Staffing”).

The Merger Agreement

The following is a summary of the material terms of the merger agreement (the “Merger Agreement”), a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

The parties to the merger agreement are Atlas, a Delaware corporation, Select Staffing, a California corporation, and New Koosharem Corporation (“NewCo”), a recently formed California corporation that, prior to the Merger, will become a holding company for Select Staffing.

Upon the closing of the transactions contemplated by the Merger Agreement, Atlas will issue to Select Staffing’s shareholders an aggregate of 24,723,000 shares of Atlas’s common stock. Depending on the level of Select Staffing debt immediately prior to the Merger, Select Staffing’s current shareholders are expected to own between approximately 40% and 45% of Atlas’s outstanding stock immediately after the Merger. In addition, Select Staffing’s current executive officers will become Atlas’s executive officers. Select Staffing’s shareholders will also be entitled to receive up to 6.0 million additional shares of Atlas’s common stock based on the EBITDA of the combined company during the fiscal year ending December 26, 2010 (with 2.0 million of such shares being automatically issued if Atlas’s stock price exceeds $15.00 during the period specified in the Merger Agreement).

Closing

The closing of the Merger will take place no later than the second business day after the satisfaction or waiver of all conditions described below under “— Conditions to the Completion of the Merger”, or such other date as Atlas and Select Staffing may agree.

Certificate of Incorporation and Bylaws

Atlas’s Certificate of Incorporation and Bylaws will be amended immediately prior to the closing of the Merger in the forms annexed to the proxy statement, and as so amended will be Atlas’s Certificate of Incorporation and Bylaws thereafter. Additionally, Atlas will file a certificate of designations setting forth the rights and privileges of the Series A preferred stock to be issued to certain of Select Staffing’s lenders in exchange for canceling a portion of their loans.

Representations and Warranties

The Merger Agreement contains a number of representations and warranties made by the parties.

The substantially reciprocal representations and warranties made by the parties relate to:

•	organization, qualification and subsidiaries;

•	authority to execute, deliver and perform its obligations under the transaction documents and the enforceability of those transaction documents;

•

absence of any conflicts or violations under organizational documents, material agreements and applicable laws, licenses or permits as a result of the consummation of the Merger or the execution, delivery or performance of the transaction documents;

•	payment of fees to investment banks, brokers, finders or other intermediaries in connection with the transaction documents;

•	required governmental approvals;

•	capital structure;

•	financial statements and liabilities;

•	absence of certain changes or events since September 30, 2009 (October 4, 2009 in the case of Select Staffing);

•	tax matters;

•	title to assets and properties and absence of material liens;

•	material contracts and change of control agreements;

•	litigation matters;

•	compliance with applicable laws;

•	employment and employee benefits matters;

•	intellectual property;

•	information supplied for use in the proxy statement;

•	transactions with affiliates; and

•	stockholder approval.

The Merger Agreement contains additional representations and warranties of Select Staffing relating to the following:

•	labor matters;

•	insurance;

•	franchises;

•	the trust account in which the funds from Atlas’s initial public offering are held; and

•	takeover laws.

The Merger Agreement contains additional representations and warranties of Atlas relating to the following:

•	SEC reports;

•	the amount of proceeds from Atlas’s initial public offering; and

•	business activities.

Materiality and Material Adverse Effect

Certain representations and warranties are qualified by materiality or material adverse effect. For the purpose of the Merger Agreement, a material adverse effect as to the parties means any event, change, circumstance, effect, development or state of facts that, individually or in the aggregate, (a) is reasonably likely to have a material adverse effect on the business, financial condition, assets, liabilities, results of operations or prospects of such entity, or (b) would prevent or materially impair or materially delay the ability of such entity to perform its obligations under the Merger Agreement or to consummate the transactions contemplated thereby. None of the following will be deemed to be or constitute a material adverse effect:

•	economic, financial or political conditions or changes therein;

•	any act of war, armed hostilities or terrorism;

•	changes in applicable laws or changes in GAAP;

•	further declines in the temporary staffing industry that do not disproportionately affect Select Staffing;

•	the effect of certain changes in accounting policies; or

•	changes in the market price or trading volume of Atlas’s common stock.

Covenants

The parties to the Merger Agreement have agreed to perform certain covenants in the Merger Agreement. The principal covenants are as follows:

Conduct of Business. For the period prior to completion of the Merger or termination of the Merger Agreement and except as expressly permitted by the Merger Agreement, Select Staffing agreed to:

•	conduct its business in the ordinary course consistent with past practices;

•	use reasonable commercial efforts to preserve intact relationships and maintain any contracts with customers, suppliers and others with which it has business relationships; and

•	use reasonable commercial efforts to keep available the services of its officers and employees.

Atlas and Select Staffing also agreed that, except for various exceptions contained in the Merger Agreement or the related disclosure statement, Atlas and Select Staffing would not do any of the following:

•	amend or propose to amend any of its organizational documents;

•	authorize for issuance, issue, sell or deliver any of its securities or any securities of any of its subsidiaries;

•	acquire, redeem or amend any of its securities or any securities of any of its subsidiaries;

•	split, combine or reclassify any shares of capital stock or other equity securities;

•	propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of it or any of its subsidiaries;

•	except as may be required to remain in compliance with applicable laws or GAAP, make any change in any of the accounting principles or practices used by it;

•

change any material tax election or accounting method, settle or compromise any material tax liability, or consent to the extension or waiver of the limitations period applicable to a material tax claim or assessment;

•	enter into or amend any material contract or grant any release or relinquishment of any material rights under any material contract, except as permitted in the Merger Agreement;

•	declare or pay any dividend;

•	acquire, sell, lease, license or dispose of any other person or any equity or ownership interest therein; or

•	enter into a contract to do any of the foregoing.

In addition, Select Staffing also agreed that, except for various exceptions contained in the Merger Agreement or the related disclosure statement, Select Staffing would not do any of the following:

•	incur or assume any indebtedness or issue any debt securities, guarantee any material obligations, make any material loans or mortgage or pledge any of its or its subsidiaries’ assets;

•	make any changes to any employee benefits plan, increase compensation or other benefits payable to any director, officer, employee or former employee not required by any employee benefits plan;

•	forgive any loans to any of its or its subsidiaries’ or affiliates’ employees, officers or directors;

•	enter into, amend, or extend any collective bargaining agreement;

•	enter into, renew, or amend any transaction or contract between (i) Select Staffing or any of its subsidiaries, and (ii) any affiliate of Select Staffing; and

•	hire any executive officer.

Notwithstanding the limitations in the Merger Agreement, Select Staffing’s disclosure statement to the Merger Agreement expressly permits Select Staffing to take a number of material actions prior to the Merger, including the making of loans to its chief executive officer and the forgiveness of indebtedness of certain Select Staffing officers (including its chief executive officer).

Atlas Proxy Statement and Stockholders’ Meeting. Atlas agreed to prepare and file the proxy statement with the SEC, make any other filing required under the securities laws or any other federal, foreign or blue sky laws, and to call and hold a meeting of its stockholders for the purpose of seeking stockholder approval of the proposed Merger (the “Merger Proposal”). Atlas also agreed that it will, through its board of directors and subject to their fiduciary duties or as otherwise required by law, recommend to its stockholders that they approve the Merger Proposal. Select Staffing agreed to provide the required information with respect to its business in the proxy statement.

Reasonable Efforts. Each party agreed to use its commercially reasonable efforts to take, or cause to be taken, all necessary and proper actions to consummate the Merger, including the following: (1) to cause the conditions precedent to the closing of the Merger to be satisfied; (2) to prepare and file, as promptly as practicable, all necessary documentation to consummate the Merger; (3) to effect all applications, notices, petitions and filings required as a result of the Merger; and (4) to obtain all necessary consents, approvals or waivers from the governmental entities or third parties required to consummate the Merger.

Public Announcements. Each party agreed to cooperate in good faith to jointly prepare all press releases and public announcements pertaining to the Merger Agreement and the Merger. Each party agreed that it will not issue or otherwise make any public announcement or communication pertaining to the Merger Agreement or the Merger without the prior consultation of the other, subject to certain exceptions set forth in the Merger Agreement.

Stock Exchange Listing. Atlas agreed to use its commercially reasonable efforts to cause its common stock issuable pursuant to the Merger Agreement to be approved for listing on the New York Stock Exchange or such other securities exchange as may be mutually agreed to in writing by Atlas and Select Staffing.

Directors’ and Officers’ Insurance. For seven years after the date of closing, Atlas is obligated to maintain $100 million of “tail” insurance coverage for the benefit of Atlas’s and Select Staffing’s directors and officers prior to the Merger.

Trust Waiver. Select Staffing and it subsidiaries and each holder of Select Staffing’s common stock agreed that he, she or it does not have any right, title, interest or claim of any kind in or to any monies in the trust account and waived any such any right, title, interest or claim.

HSR Act. If required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, Atlas and Select Staffing will each take all necessary actions, file all required documents, respond in good faith to all information requested by the governmental entities and otherwise cooperate in good faith with each other.

Founders’ Stock. One million shares of Atlas’s common stock held by its founders will be forfeited to Atlas on or prior to the date the Merger becomes effective.

Second Lien Payoff Letter. At least three business days prior to the closing date of the Merger, Select Staffing will provide Atlas with a pay-off letter from holders of indebtedness incurred pursuant to the Second Lien Credit Agreement (as defined in the Merger Agreement) that have consented to the transactions contemplated by the Merger Agreement.

Takeover Statutes. The parties agreed to grant any approvals and take any actions as are reasonably necessary so that the Merger and the other transactions contemplated thereby may be consummated as promptly as practicable on the terms contemplated thereby if any takeover statute enacted under state or federal law becomes applicable to the Merger or any of the other transactions contemplated by the Merger Agreement.

Preliminary Transactions. The Merger Agreement provides that Select Staffing and NewCo will engage in certain restructuring transactions prior to the effective time of the Merger. These transactions include the following, which will occur in the following order: (1) NewCo will form a wholly owned subsidiary under California law; (2) this subsidiary will merge with and into Select Staffing with Select Staffing being the surviving entity; and (3) Select Staffing will convert into a single-member limited liability company. As a result of this merger, and upon the effectiveness thereof, Select Staffing will become a wholly owned subsidiary of NewCo, the shares of NewCo owned by Select Staffing will be cancelled without payment of any consideration for such shares, each shareholder of Select Staffing will receive one share of common stock of NewCo for each share of common stock of Select Staffing held by such shareholder, and such shareholders shall become the only shareholders of NewCo.

Additional Limitations on Select Staffing Conduct. Select Staff has agreed to limit its distributions to shareholders prior to consummation of the Merger and to continue to pay accrued expenses, payables and other obligations to affiliates on a timely basis.

Conditions to the Completion of the Merger

The obligations of each of the parties to complete the Merger are subject to the satisfaction or waiver by the other party at or prior to the closing date of various conditions, including:

•	the absence of any law or action by any court or other government entity which may inhibit or have a material adverse effect on the Merger;

•

the termination or expiration of all antitrust-related waiting periods, the receipt of all antitrust approvals and consents and the filing of all antitrust notices or filings required to have been made;

•	the receipt of all required governmental approvals and consents;

•	the approval by Atlas’s stockholders of the Merger; and

•	the approval by Atlas’s warrantholders of the Warrant Amendment (as defined in the Merger Agreement).

In addition, Atlas’s obligation to complete the Merger is subject to the following additional conditions, unless waived in writing by Atlas, including

•	certain representations and warranties of Select Staffing must be true and correct in all respects on the date of the Merger Agreement and as of the closing date as if they were made on that date;

•	Select Staffing’s performance or compliance with its covenants and agreements contained in the Merger Agreement or the transaction documents;

•	no material adverse Select Staffing changes;

•

receipt of a legal opinion from counsel to Select Staffing confirming (i) Select Staffing’s due authorization of the Merger Agreement, (ii) the enforceability of the Merger Agreement against Select Staffing, and (iii) the outstanding capital stock of Select Staffing and NewCo;

•	receipt of all required consents and their submission to the other party;

•	holders of not more than 1% of NewCo’s outstanding stock have demanded and validly perfected appraisal of their shares of common stock in accordance with applicable California law;

•

Atlas is reasonably satisfied that it will be able to obtain, no later than three business days after the closing of the Merger, all historical (audited and unaudited) and pro forma financial statements with respect to Select Staffing, its subsidiaries, and its prior acquisitions, if any, together with any required consent(s) of independent public accountants, that are required to be included in the Closing Form 8-K (as defined in the Merger Agreement);

•	no outstanding NewCo equity securities other than NewCo common stock, and no outstanding options, warrants, calls, rights or other contracts to purchase equity securities of NewCo or Select Staffing;

•	consummation of the transactions contemplated by the First Lien Credit Amendment and the Second Lien Retirement Agreement (as such terms are defined in the Merger Agreement); and

•

Atlas is reasonably satisfied that (i) Select Staffing does not have more than $528.0 million of debt immediately prior to the Merger, (ii) Select Staffing has complied with the Merger Agreement limitations on distributions to its shareholders and timely payment of obligations, and (iii) the obligations of Select Staffing to pay fees to, pay expenses to and indemnify related parties who have posted collateral to backstop certain letters of credit securing Select Staffing’s payment obligations under workers’ compensation policies and to reimburse such parties if the collateral is used to reimburse the issuing bank will continue for at least one year following the Merger.

In addition, the obligations of Select Staffing and NewCo to complete the Merger are subject to the following additional conditions, unless waived in writing by Select Staffing, including:

•	certain of Atlas’s representations and warranties must be true and correct in all respects on the date of the Merger Agreement and as of the closing date as if they were made on that date;

•	Atlas’s performance or compliance with its covenants and agreements contained in the Merger Agreement and other transaction documents;

•	no material adverse change to Atlas’s business;

•

receipt of a legal opinion from Atlas’s counsel confirming (i) its due authorization of the Merger Agreement, (ii) the enforceability of the Merger Agreement against Atlas, and (iii) Atlas’s outstanding capital stock;

•	Atlas shall have executed and delivered to D. Stephen Sorensen and other Select Staffing stockholders a registration rights agreement in form and substance as agreed to among the parties; and

•

Select Staffing shall be reasonably satisfied that Atlas will have at least $185.0 million available to prepay Select Staffing indebtedness and for working capital (which minimum will be decreased by approximately $10.00 for each Public Share (as defined in the Merger Agreement) that is converted into a pro rata portion of the trust account and each Public Share acquired or to be acquired as part of Atlas’s efforts to secure stockholder approval of the Merger).

Termination

The Merger Agreement may be terminated and the Merger abandoned at any time prior to the closing:

•	by mutual written agreement of the parties;

•

by either Atlas or Select Staffing if the closing has not occurred before January 23, 2010 (February 16, 2010 if approval is obtained of a stockholder proposal to amend Atlas’s amended and restated certificate of incorporation to extend the date by which Atlas must complete a business combination from January 23, 2010 to February 16, 2010, before it is required to liquidate (the “Pre-Closing Charter Amendment Proposal”));

•	by either Atlas or Select Staffing if there is any law, which is not subject to appeal or has become final, that makes consummation of the Merger illegal or otherwise prohibited;

•

by Atlas or Select Staffing if there has been a breach of any representation, warranty, covenant or agreement by the other party such that the condition set forth above with respect to representations and warranties or covenants under “— Conditions to the Completion of the Merger” would not be satisfied, unless such breach is curable and the breaching party continues to exercise reasonable commercial efforts to cure it;

•

by Select Staffing (if Select Staffing is not then in material breach of its obligations under the Merger Agreement) if Atlas’s board of directors effects a Change in Recommendation (as defined in the Merger Agreement);

•

by Atlas, at any time prior to receipt of stockholder approval of the Merger Proposal, to accept a Superior Proposal (as defined in the Merger Agreement), provided that Atlas provided Select Staffing with not less than three business days notice prior to such termination and Atlas has complied in all material respects with certain notice and expense reimbursement obligations set forth in the Merger Agreement;

•

by Atlas or Select Staffing if stockholder approval of the Merger Proposal is not obtained at the special meeting of stockholders (as the same may be adjourned or postponed from time to time but not later than January 23, 2010 (February 16, 2010 if the Pre-Closing Charter Amendment Proposal is approved)); or

•	by Select Staffing if Atlas does not file a definitive proxy statement with the SEC by January 18, 2010, subject to extension under certain circumstances.

In the event of termination of the Merger Agreement, the Merger Agreement will become void and have no effect, without any liability on the part of either party or its affiliates or representatives, except (i) as specifically set forth in the Merger Agreement and (ii) that each party will still be liable for any fraud, willful misrepresentation, or intentional breach of the Merger Agreement.

Survival

The representations and warranties in the Merger Agreement will not survive the closing of the Merger. All covenants and obligations in the Merger Agreement or the transaction documents will survive the closing indefinitely or until, by their respective terms, they are no longer operative.

Item 3.02.	Unregistered Sales of Equity Securities.

Atlas will issue to Select Staffing’s shareholders an aggregate of 24,723,000 shares of its common stock. The aggregate number of shares to be issued to Select Staffing’s shareholders will also be decreased by one share for each $10 of Select Staffing Closing Date Debt (as defined in the Merger Agreement) above $518.0 million and will be increased by one additional share for each $10 of Closing Date Debt below $518.0 million, subject to a maximum increase of 1.3 million shares. In addition, Select Staffing’s shareholders will be entitled to receive up to 6.0 million additional shares of Atlas’s common stock based on the EBITDA of the combined company during the fiscal year ending December 26, 2010 (with 2.0 million of such shares being automatically issued if the stock price exceeds $15.00 during the period specified in the Merger Agreement). The shares will be issued in a private placement not involving a public offering under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act.

Item 8.01.	Other Events.

Press Release

On December 11, 2009, Select Staffing and Atlas issued a joint press release announcing the proposed Merger, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Transaction Presentation

Attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference is the form of presentation to be used by Select Staffing and Atlas in presentations for certain of Atlas’s stockholders and other persons.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

10.1	Agreement and Plan of Merger, dated as of December 10, 2009, among Atlas Acquisition Holdings Corp., Koosharem Corporation, and New Koosharem Corporation.

99.1	Joint Press Release of Atlas Acquisition Holdings Corp. and Select Staffing.

99.2	Form of Transaction Presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 14, 2009	ATLAS ACQUISITION HOLDINGS CORP.

	By:	/S/ JAMES N. HAUSLEIN
James N. Hauslein
Chairman of the Board, Chief Executive Officer, and Treasurer

EXHIBIT INDEX

Exhibit No	Document Description

10.1	Agreement and Plan of Merger, dated as of December 10, 2009, among Atlas Acquisition Holdings Corp., Koosharem Corporation, and New Koosharem Corporation.

99.1	Joint Press Release of Atlas Acquisition Holdings Corp. and Select Staffing December 11, 2009

99.2	Form of Transaction Presentation.